UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2015

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400, Moon Township, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2015, Mastech Holdings, Inc. (“Mastech”) and its wholly-owned subsidiaries, Mastech, Inc. (the “Company”), Mastech Alliance, Inc. (“MAI”), Mastech Trademark Systems, Inc. (“MTSI”) and Mastech Resourcing, Inc. (“MRI”) (Mastech, the Company, MAI, MTSI and MRI are each a “Borrower” and collectively, the “Borrowers”), entered into a First Amendment to Second Amended and Restated Loan Agreement (the “Amendment”) with PNC Bank, National Association (the “Bank”). The Amendment amended the terms of the Second Amended and Restated Loan Agreement, dated July 11, 2014, by and among Mastech, the Company, MAI, MTSI and the Bank (the “Loan Agreement”). The amended terms set forth in the Amendment (i) reduce the maximum principal amount available to the Borrowers under the Borrowers’ existing credit facility for revolving credit loans and letters of credit from $20 million to $17 million (the “Revolving Credit Facility”), (ii) provide a term loan to the Borrowers in the principal amount of $9 million (the “Term Loan” and together with the Revolving Credit Facility, the “Credit Facility”), (iii) add MRI as a Borrower under the Loan Agreement, (iv) permit and facilitate the Company’s acquisition of substantially all of the assets comprising Hudson Global Resources Management, Inc.’s (“Seller”) Hudson Information Technology staffing business (the “Purchased Assets”) and (v) amend the financial covenant of the Borrowers under the Loan Agreement relating to the Borrowers’ fixed charge ratio (as defined under the Loan Agreement) and eliminate a financial covenant of the Borrowers under the Loan Agreement relating to the Borrowers’ senior leverage ratio (as defined under the Loan Agreement).

Amounts borrowed under the Revolving Credit Facility may be used, among other things, (i) for working capital and general corporate purposes, (ii) for the issuance of standby letters of credit, (iii) for the Company’s acquisition of the Purchased Assets from Seller and (iv) to facilitate other acquisitions and stock repurchases. Amounts borrowed under the Term Loan are limited to use for the Company’s acquisition of the Purchased Assets from Seller. The Term Loan is payable in 60 consecutive monthly installments each in the amount of $150,000, commencing on July 1, 2015 and on the first day of each calendar month thereafter followed by a final payment of all outstanding principal and interest due on June 15, 2020. Borrowings under the Revolving Credit Facility and the Term Loan will, at the Borrowers’ election, bear interest at either (a) the base rate or (b) an adjusted LIBOR rate plus an applicable margin determined based upon Borrowers’ leverage ratio. The Borrowers were required to pay a commitment fee of $60,000 upon entering into the Amendment. In addition, the Borrowers are required to pay a facility fee on an amount equal to the unused portion of the Revolving Credit Facility from June 15, 2015 to June 15, 2018 (the “Facility Fee Amount”), which is payable monthly in arrears beginning on July 1, 2015 and continuing on the first day of each calendar month until June 15, 2018 (the “Facility Fee”). The Facility Fee will be equal to the amount by which the Facility Fee Amount exceeds the average daily closing principal balance of the revolving credit loans on each such day during the preceding calendar month, multiplied by 0.20%, multiplied by a fraction, the numerator of which is the actual number of days in such month and the denominator of which is 360.

The Loan Agreement, as amended by the Amendment, contains standard financial covenants, including but not limited to, covenants related to the Borrowers’ leverage ratio (as defined under the Loan Agreement) and fixed charge ratio (as defined under the Loan Agreement), and limitations on liens, indebtedness, guarantees and contingent liabilities, loans and investments, distributions, leases, asset sales, stock repurchases and mergers and acquisitions.

In connection with the Amendment, on June 15, 2015, Mastech entered into a Second Amended and Restated Stock Pledge Agreement in favor of the Bank (the “Second Amended and Restated Stock Pledge Agreement”). The Second Amended and Restated Stock Pledge Agreement amends and restates the First Amended and Restated Stock Agreement, dated August 31, 2011, by Mastech in favor of the Bank. Pursuant to the Second Amended and Restated Stock Pledge Agreement, Mastech pledged all of its capital stock in the Company, MAI, MTSI and MRI to the Bank as collateral.

The foregoing description of the Amendment and the Second Amended and Restated Stock Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and the Second Amended and Restated Stock Pledge Agreement filed herewith as Exhibits 10.1 and 10.2, respectively, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 15, 2015, the Company, a wholly-owned subsidiary of Mastech, completed its previously announced acquisition of the Purchased Assets from Seller. The acquisition was completed pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated May 8, 2015, by and among Hudson Global, Inc., Seller and the Company. The Company acquired the Purchased Assets from Seller for $16,976,863 in cash and assumed certain liabilities of Seller. The cash purchase price was paid with a combination of cash balances on hand and borrowings under the Credit Facility. The Purchased Assets exclude cash on hand, accounts receivables, and certain other assets of Seller.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed herewith as Exhibit 2.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On June 16, 2015, Mastech issued a press release (the “Press Release”) announcing the completion of the acquisition of the Purchased Assets. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information in this Item 8.01, including the information in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Loan Agreement, dated June 15, 2015, by and among Mastech Holdings, Inc., Mastech, Inc., Mastech Alliance, Inc., Mastech Trademark Systems, Inc., Mastech Resourcing, Inc. and PNC Bank, National Association

10.2	Second Amended and Restated Stock Pledge Agreement, dated June 15, 2015, made by Mastech Holdings, Inc. in favor of PNC Bank, National Association

2.1	Asset Purchase Agreement, dated as of May 8, 2015, by and among Hudson Global, Inc., Hudson Global Resources Management, Inc. and Mastech, Inc. (incorporated by reference from Mastech Holdings, Inc.’s Current Report on Form 8-K dated May 11, 2015)*

99.1	Press Release of Mastech Holdings, Inc., dated June 16, 2015

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this Asset Purchase Agreement have not been filed. Mastech Holdings, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer

June 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Loan Agreement, dated June 15, 2015, by and among Mastech Holdings, Inc., Mastech, Inc., Mastech Alliance, Inc., Mastech Trademark Systems, Inc., Mastech Resourcing, Inc. and PNC Bank, National Association

10.2	Second Amended and Restated Stock Pledge Agreement, dated June 15, 2015, made by Mastech Holdings, Inc. in favor of PNC Bank, National Association

2.1	Asset Purchase Agreement, dated as of May 8, 2015, by and among Hudson Global, Inc., Hudson Global Resources Management, Inc. and Mastech, Inc. (incorporated by reference from Mastech Holdings, Inc.’s Current Report on Form 8-K dated May 11, 2015)*

99.1	Press Release of Mastech Holdings, Inc., dated June 16, 2015

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this Asset Purchase Agreement have not been filed. Mastech Holdings, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.